EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned does hereby consent and agree to the joint filing on behalf of each of them of a Statement on Schedule 13D and all amendments thereto with respect to the Auction Rate Cumulative Preferred Stock of Pacholder High Yield Fund, Inc. beneficially owned by each of them, and to the inclusion of this Joint Filing Agreement as an exhibit thereto.

February 20, 2015	RiverNorth Capital Management, LLC By: _/s/Marcus Collins________________________________________ Marcus Collins, General Counsel and Chief Compliance Officer

RiverNorth Capital Partners, L.P.

By: RiverNorth Capital Management, LLC, General
      Partner

By: _/s/Marcus Collins______________________________________
Marcus Collins, General Counsel and Chief
Compliance Officer

RiverNorth Institutional Partners, L.P.

By: RiverNorth Capital Management, LLC, General
      Partner

By: _/s/Marcus Collins______________________________________
Marcus Collins, General Counsel and Chief
Compliance Officer